UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2021

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	BMTC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on January 1, 2022 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 9, 2021 (the “Merger Agreement”), by and between WSFS Financial Corporation, a Delaware corporation (“WSFS”), and Bryn Mawr Bank Corporation, a Pennsylvania corporation (“Bryn Mawr”). Pursuant to the Merger Agreement, Bryn Mawr merged with and into WSFS, with WSFS continuing as the surviving corporation (the “Merger”), effective as of the Closing Date.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective January 1, 2022, Bryn Mawr completed the previously announced Merger. On the Closing Date, Bryn Mawr merged with and into WSFS, with WSFS continuing as the surviving corporation. Upon the closing of the Merger, the separate existence of Bryn Mawr ceased.

Immediately prior to the Merger, The Bryn Mawr Trust Company, a Pennsylvania chartered bank and wholly owned subsidiary of Bryn Mawr (“Bryn Mawr Bank”), converted into a federal savings bank, and simultaneously with the Merger, the Bryn Mawr Bank merged with and into Wilmington Savings Fund Society, FSB, a federal savings bank and wholly owned subsidiary of WSFS (“WSFS Bank”), with WSFS Bank continuing as the surviving bank (the “Bank Merger”). Upon the closing of the Bank Merger, the separate existence of Bryn Mawr Bank ceased.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of Bryn Mawr (“Bryn Mawr Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Bryn Mawr or WSFS, was converted into the right to receive 0.90 of a share (the “Exchange Ratio” and such shares, the “Merger Consideration”) of common stock, par value $0.01 per share, of WSFS (“WSFS Common Stock”),with cash paid in lieu of fractional shares.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Bryn Mawr equity award granted under Bryn Mawr’s equity compensation plans that was either outstanding or subject to a restricted stock unit immediately prior to the Effective Time, fully vested, with any performance-based vesting condition applicable to such Bryn Mawr restricted stock award deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated), and was cancelled and converted into the right to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on December 31, 2021, Bryn Mawr notified The Nasdaq Stock Market LLC (“Nasdaq”) that the transactions contemplated by the Merger Agreement were expected to close on January 1, 2022. Bryn Mawr requested that Nasdaq (i) suspend trading of Bryn Mawr Common Stock following the after-market session on December 31, 2021, (ii) withdraw Bryn Mawr Common Stock from listing on Nasdaq prior to the opening of trading on January 3, 2022, the first trading day following the notice provided on December 31, 2021 and (iii) file with the Securities and Exchange Commission (the “SEC”) notification of delisting of Bryn Mawr Common Stock on Form 25 and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Bryn Mawr Common Stock will no longer be listed on Nasdaq.

Additionally, WSFS, as successor to Bryn Mawr, intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the deregistration of Bryn Mawr Common Stock under Section 12(g) of the Exchange Act and the suspension of Bryn Mawr’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information set forth under this Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As of the Effective Time, each holder of a certificate or book-entry share representing any shares of Bryn Mawr Common Stock ceased to have any rights with respect thereto, except the right to receive the consideration as described above under Item 2.01 and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On January 1, 2022, Bryn Mawr was merged with and into WSFS pursuant to the Merger Agreement, with WSFS continuing as the surviving corporation.

The information set forth under Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

As of the Effective Time, in accordance with the terms of the Merger Agreement, all of Bryn Mawr’s directors ceased serving as directors of Bryn Mawr, and three former directors of Bryn Mawr were appointed by the board of directors of WSFS (the “WSFS Board”) to serve as directors of WSFS: Francis J. Leto, who was the President and Chief Executive Officer and a director of Bryn Mawr immediately prior to the Effective Time, Lynn B. McKee and Diego F. Calderin, who were directors of Bryn Mawr immediately prior to the Effective Time. As of the Effective Time, all of Bryn Mawr’s executive officers ceased serving as executive officers of Bryn Mawr.

Bryn Mawr’s named executive officers Francis J. Leto, Michael W. Harrington, Liam M. Brickley, Jennifer D. Fox, and F. Kevin Tylus were each a party to respective change-of-control severance agreements under which, if, within 24 months after a change-of-control of Bryn Mawr, the executive is involuntarily terminated without cause (as defined in the agreement) or voluntarily terminates employment with good reason (as defined in the agreement), he or she would be entitled to receive a lump sum severance payment equal to two or three times, as the case may be, the executive’s base salary. In addition, each executive would also be entitled to all accrued but unused vacation time and any unpaid amounts earned under the executive’s annual incentive award. Pursuant to the change-of-control severance agreements, the executive would also be provided continued medical, dental and life insurance coverage for up to 36 months following termination of employment and career counseling services.

In connection with the Merger, Bryn Mawr terminated the change-of-control severance agreements with Bryn Mawr’s named executive officers Messrs. Leto, Brickley, Harrington, and Tylus and Ms. Fox effective as of and contingent on the closing of the Merger.

A description of the arrangements regarding Messrs. Leto, Brickley, Harrington, and Tylus and Ms. Fox is set forth in the section titled “Interests of Bryn Mawr’s Directors and Executive Officers in the Mergers” of the Registration Statement and such description is incorporated herein by reference.

On December 27, 2021, Jennifer D. Fox entered into a restricted stock unit surrender agreement (the “Surrender Agreement”) with Bryn Mawr surrendering and forfeiting back to Bryn Mawr all outstanding time and performance-based restricted stock units granted to Ms. Fox pursuant to separate Bryn Mawr Bank Corporation Restricted Stock Unit Agreements by and between Ms. Fox and Bryn Mawr. As consideration for the surrender, waiver and release described in the Surrender Agreement, Bryn Mawr will pay Ms. Fox $1,379,029.70. Pursuant to the Surrender Agreement, the surrender and forfeiture back to Bryn Mawr was effective as of December 31, 2021.

The foregoing summary description of the Surrender Agreement does not purport to be complete and is entirely qualified by reference to the terms of the Surrender Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of Bryn Mawr ceased to be in effect by operation of law and the organizational documents of WSFS became the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the surviving corporation in accordance with the terms of the Merger Agreement. A copy of the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of WSFS are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated March 9, 2021, by and between WSFS Financial Corporation and Bryn Mawr Bank Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Bryn Mawr Bank Corporation on March 10, 2021)*
3.1	Amended and Restated Certificate of Incorporation, as amended, of WSFS Financial Corporation (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K filed by WSFS Financial Corporation for the year ended December 31, 2019)
3.2	Amended and Restated Bylaws of WSFS Financial Corporation (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by WSFS Financial Corporation on November 21, 2014)
10.1	Surrender Agreement, dated December 27, 2021, by and between Jennifer D. Fox and Bryn Mawr Bank Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Commission upon request; provided, however, that confidential treatment may be requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSFS Financial Corporation, as successor-in-interest to Bryn Mawr Bank Corporation

By:	/s/ Dominic C. Canuso
Dominic C. Canuso
Executive Vice President and Chief Financial Officer

Date: January 3, 2022